Confidential
Project
Rubicon
Date: August 17, 2008
These materials may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Credit Suisse.
Presentation to the Special
Committee
Project Rubicon
Exhibit (c)(2)

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River price development since tender offer
announcement
Source: FactSet
8/11/08 8/15/08 8/13/08 8/12/08 8/14/08
8/11/08 8/16/08
$55
$56
$57
$58
$59
$60
$61
$62
$63
$64
$65
$66
$67
0
2,000
4,000
6,000
8,000
10,000
12,000

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River transaction matrix – transaction multiples
and data at various transaction prices
($ in millions, except per share)
Previous Mountain
proposals
(1)
(2)
Source: FactSet and Company data. Market data as of 8/15/08.
Note: Base Forecast and Optimized Forecast from management as of 8/12/08.
Implied premium to historical average and 52-week high / low prices as of 8/11/08.
(1) River equity value based on 138.1mm common shares outstanding,10.2mm options outstanding with weighted average exercise price of $51.35 and 0.3mm PSU/DSU/RSUs.
(2) Based on 90,255,980 River common shares held by Mountain.
Current proposal
Current River Share Price
$65.49 $58.00 $63.00 $71.00 $72.00 $73.00 $73.50 $74.00 $75.00 $76.00 $77.00 $78.00 $79.00
River Equity Value $9,213 $8,114 $8,846 $10,027 $10,175 $10,324 $10,398 $10,473 $10,621 $10,770 $10,918 $11,067 $11,216
Minority Equity Value 3,302 2,879 3,160 3,619 3,677 3,735 3,764 3,794 3,852 3,910 3,969 4,027 4,085
Minority Equity Value Uplift vs. Offers
Tender Offer ($63.00) $142 ($280) – $459 $517 $576 $605 $634 $692 $751 $809 $868 $926
Original Offer ($58.00) 422 – 280 739 797 856 885 914 973 1,031 1,089 1,148 1,206
Implied Premium To:
Current share price ($65.49) – (11.4%) (3.8%) 8.4% 9.9% 11.5% 12.2% 13.0% 14.5% 16.0% 17.6% 19.1% 20.6%
Price as of 8/11/08 ($58.18) 12.6 (0.3) 8.3 22.0 23.8 25.5 26.3 27.2 28.9 30.6 32.3 34.1 35.8
52-week high price ($60.72) 7.9 (4.5) 3.8 16.9 18.6 20.2 21.0 21.9 23.5 25.2 26.8 28.5 30.1
All time high price ($71.64) (8.6) (19.0) (12.1) (0.9) 0.5 1.9 2.6 3.3 4.7 6.1 7.5 8.9 10.3
Implied Multiples
Price / LTM EPS ($3.70) 17.7x 15.7x 17.0x 19.2x 19.5x 19.7x 19.9x 20.0x 20.3x 20.5x 20.8x 21.1x 21.4x
Price / 2008E EPS
I/B/E/S Estimate ($4.05) 16.2x 14.3x 15.5x 17.5x 17.8x 18.0x 18.1x 18.3x 18.5x 18.8x 19.0x 19.2x 19.5x
Base Forecast ($4.34) 15.1x 13.4x 14.5x 16.4x 16.6x 16.8x 16.9x 17.1x 17.3x 17.5x 17.7x 18.0x 18.2x
Optimized Forecast ($4.34) 15.1x 13.4x 14.5x 16.4x 16.6x 16.8x 16.9x 17.1x 17.3x 17.5x 17.7x 18.0x 18.2x
Price / 2009E EPS
I/B/E/S Estimate ($4.61) 14.2x 12.6x 13.7x 15.4x 15.6x 15.8x 15.9x 16.1x 16.3x 16.5x 16.7x 16.9x 17.1x
Base Forecast ($5.76) 11.4x 10.1x 10.9x 12.3x 12.5x 12.7x 12.8x 12.8x 13.0x 13.2x 13.4x 13.5x 13.7x
Optimized Forecast ($5.80) 11.3x 10.0x 10.9x 12.2x 12.4x 12.6x 12.7x 12.8x 12.9x 13.1x 13.3x 13.4x 13.6x
Price / Book (as of 6/30/08) 1.92x 1.70x 1.85x 2.08x 2.11x 2.14x 2.15x 2.17x 2.20x 2.23x 2.26x 2.29x 2.32x
Price / Tangible Book (as of 6/30/08) 2.08x 1.84x 2.00x 2.25x 2.29x 2.32x 2.33x 2.35x 2.38x 2.41x 2.44x 2.48x 2.51x
Core deposit premium 14.2% 11.0% 13.1% 16.5% 17.0% 17.4% 17.6% 17.8% 18.3% 18.7% 19.1% 19.6% 20.0%

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$47.00
$63.00
$70.00
$59.00
$79.00
$83.00
$92.00
$104.00
$30.00
$40.00
$50.00
$60.00
$70.00
$80.00
$90.00
$100.00
$110.00
Selected companies
analysis
DCF - Base Forecast DCF - Optimized Forecast Selected transactions analysis
Financial analyses
Current
proposal:
$73.50
Source: Company data and FactSet, as of 8/15/08.
Note: Base Forecast and Optimized Forecast from management as of 8/12/08.
Book value multiples: excess capital as a result of bringing River’s tangible common ratio to 5.50% (from current 7.22%) is equal to $1.0BN or
$7.50/share.
As discussed previously with the Special Committee, key differences between the Optimized Forecast and Base Forecast are higher core deposit growth (other than Title/Escrow) and higher fees per dollar deposit as well as enhanced net interest margin due to lower funding costs from core deposits.
Selected Selected
Companies DCF - DCF - Transactions
Analysis Base Forecast Optimized Forecast Analysis
Low High Low High Low High Low High
River Equity Value $6,532 – $11,216 $8,846 – $11,810 $9,878 – $13,148 $8,260 – $14,931
Implied multiples:
Price / 2008E EPS
I/B/E/S Estimate ($4.05) 11.6x
–
19.5x 15.5x
–
20.5x 17.3x
–
22.7x 14.6x
–
25.7x
Base Forecast ($4.34) 10.8x – 18.2x 14.5x – 19.1x 16.1x – 21.2x 13.6x – 24.0x
Optimized Forecast ($4.34) 10.8x – 18.2x 14.5x – 19.1x 16.1x – 21.2x 13.6x – 24.0x
Price / 2009E EPS
I/B/E/S Estimate ($4.61) 10.2x
–
17.1x 13.7x
–
18.0x 15.2x
–
20.0x 12.8x
–
22.6x
Base Forecast ($5.76) 8.2x – 13.7x 10.9x – 14.4x 12.2x – 16.0x 10.2x – 18.1x
Optimized Forecast ($5.80) 8.1x – 13.6x 10.9x – 14.3x 12.1x – 15.9x 10.2x – 17.9x
Price / Book ($34.11) 1.38x – 2.32x 1.85x – 2.43x 2.05x – 2.70x 1.73x – 3.05x
Price / Tangible Book ($31.50) 1.49x
–
2.51x 2.00x
–
2.64x 2.22x
–
2.92x 1.87x
–
3.30x
Core Deposit Premium 6.4%
–
20.0% 13.1%
–
21.7% 16.1%
–
25.6% 11.4%
–
30.8%

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Selected minority buy-outs
Source: SDC, Bloomberg and company filings.
(1) Premiums are calculated based on initial offer price.
Selected cash public minority buy-out transactions with deal value over $200M since 2000
($ in millions)
(1) (1) (1)
Final Offer Premium
Date % Owned % Deal 1 1 1
Announced Target Acquiror Pre-Deal Sought Value Day Week Month
7/21/08 Genentech Roche 55.9% 44.1% $43,700 8.8% 18.1% 20.0%
3/10/08 Nationwide Financial Services Nationwide Mutual Insurance Co. 66.3% 33.7% 2,440 37.8% 28.7% 28.7%
7/17/07 Alfa Corp. Alfa Mutual Insurance 54.8% 45.3% 856 44.7% 44.9% 31.3%
1/24/07 21st Century Insurance Group AIG Inc. 61.9% 38.1% 811 32.6% 31.2% 23.5%
11/20/06 TD Banknorth Toronto-Dominion Bank 57.0% 43.0% 3,176 6.5% 8.4% 7.1%
10/9/06 Net Ratings VNU 60.2% 39.8% 329 44.1% 45.0% 46.1%
2/6/06 Lafarge North America Lafarge 53.2% 46.8% 2,387 16.7% 17.2% 22.6%
9/1/05 7-Eleven Inc. IYG Holding Co. 75.7% 24.3% 743 32.3% 31.0% 10.3%
8/1/04 Cox Communications Cox Enterprises 62.2% 37.8% 8,029 26.0% 25.6% 24.5%
2/19/02 Travelocity.com Inc Sabre Holdings Corp 70.0% 30.0% 491 45.8% 48.3% 19.5%
5/23/01 Unigraphics Solutions Inc Electronic Data Systems Corp 86.0% 14.0% 209 52.5% 68.8% 82.2%
2/15/01 Westfield America Inc Westfield America Trust 77.5% 22.5% 268 12.5% 11.7% 10.6%
10/27/00 Azurix Corp Enron Corp 66.9% 33.1% 330 135.1% 135.1% 94.2%
9/21/00 Hertz Corp Ford Motor Co 81.5% 18.5% 734 46.4% 42.7% 10.9%
7/24/00 Phoenix Investment Partners Phoenix Home Life Mutual Insurance Co 58.0% 42.0% 430 45.7% 40.0% 59.5%
3/31/00 Hartford Life Inc Hartford Financial Services Group Inc 81.5% 18.5% 1,325 21.3% 18.6% 42.8%
3/21/00 Travelers Property Casualty Corp Citigroup Inc 85.0% 15.0% 2,397 24.5% 39.5% 35.1%
High 135.1% 135.1% 94.2%
Low 6.5% 8.4% 7.1%
Mean 37.3% 38.5% 33.5%
Median 32.6% 31.2% 24.5%

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Premiums paid analysis
Source: SDC and company filings.
Note: Implied premium to historical prices as of 8/11/08.
Premium /
(Discount) to River Price
Historical Current Current Proposal
Implied Premiums Price $65.49 $73.50
Current (8/15/08) $65.49 – 12.2%
Price as of 8/11/08 $58.18 12.6% 26.3%
10-day average $55.68 17.6% 32.0%
30-day average $47.58 37.6% 54.5%
60-day average $47.30 38.5% 55.4%
5-days prior $57.16 14.6% 28.6%
10-days prior $53.88 21.5% 36.4%
30-days prior $40.42 62.0% 81.8%
60-days prior $53.04 23.5% 38.6%
LTM High (8/24/07) $60.72 7.9% 21.0%
LTM Low (7/15/08) $36.21 80.9% 103.0%
All-time High (7/28/05) $71.64 (8.6%) 2.6%
Since 7/21/08:
Average $53.09 23.3% 38.4%
High $58.18 12.6% 26.3%
Low $45.50 43.9% 61.5%

Confidential Project Rubicon 6 Appendix A Supporting analyses

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Market % of '09 / '08 LTM 2008 2009 Price / Price / Mean 2008
Price Cap 52-Week EPS P/E P/E P/E Book Tang. Book LTG PEG
Company Name ($) ($mm) High Growth (x) (x) (x) (x) (x) (%) (x)
River (I/B/E/S Consensus) $65.49 $9,043 100.0% 13.7% 17.7x 16.2x 14.2x 1.92x 2.08x 6.5% 2.5x
River (Base Forecast) 32.7% 15.1x 11.4x
River (Optimized Forecast) 33.6% 15.1x 11.3x
PNC $71.75 $24,845 97.1% 4.6% 15.4x 14.0x 13.3x 1.70x 5.32x 7.1% 2.0x
BB&T 30.09 16,442 70.4 6.7 10.1 10.8 10.2 1.28 2.35 6.2 1.7
Fifth Third 15.07 8,703 39.6 75.6 9.0 21.7 12.4 0.90 1.49 5.7 3.8
M&T 74.52 8,217 66.7 6.3 13.0 13.1 12.3 1.26 2.64 5.5 2.4
Regions 9.10 6,322 27.7 10.1 4.6 6.8 6.2 0.32 0.84 5.7 1.2
KeyCorp 11.73 5,697 33.5 NM 14.1 NM 10.7 0.65 0.82 3.0 NM
Comerica 30.41 4,575 51.6 26.1 9.7 14.2 11.2 0.90 0.93 5.5 2.6
M&I 15.80 4,075 34.0 NM NM NM 10.5 0.63 0.95 7.4 NM
Zions 27.98 3,008 37.5 27.2 8.8 9.4 7.4 0.60 1.04 8.3 1.1
Huntington 7.97 2,919 43.6 3.6 17.3 7.1 6.8 0.50 1.24 5.8 1.2
High 75.6% 17.3x 21.7x 13.3x 1.70x 5.32x 8.3% 3.8x
Low 3.6 4.6 6.8 6.2 0.32 0.82 3.0 1.1
Mean 20.0 11.3 12.1 10.1 0.88 1.76 6.0 2.0
Median 8.4 10.1 12.0 10.6 0.78 1.14 5.8 1.9
Selected companies analysis
(3)
Source: Company filings, FactSet and SNL Financial, as of 8/15/08.
Note: Base Forecast and Optimized Forecast from management as of 8/12/08.
(1) Calculation based on common stock shares outstanding.
(2) If $7.50/share in excess capital was excluded, River’s price/book and price/tangible book multiples would be 2.46x and 2.73x, respectively.
(3) Excludes $7.50/share in excess capital as a result of bringing tangible common ratio down to 5.50% from current 7.22%. Implied share price adds back excess capital dollar for dollar.
(1)
(2) (2)
River Implied
Metric Multiple Range Share Price
2008E EPS (Base and Optimized Forecast) $4.34 11.0x – 15.0x $47.74 – $65.10
2009E EPS (Base Forecast) $5.76 10.0x – 13.5x $57.60 – $77.76
2009E EPS (Optimized Forecast) $5.80 10.0x – 13.5x $58.00 – $78.30
Tangible Book Value per Share $24.00 1.75x
–
2.50x $49.50
–
$67.49
Preliminary Reference Range $47.00 – $79.00

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($ in millions, except per share amounts)
River DCF valuation –
Base Forecast
Note: Base Forecast from management as of 8/12/08.
Assumes 6/30/08 close; diluted share calculation based on 138.1mm common shares outstanding, 10.2mm options outstanding with weighted average exercise price of $51.35 and 0.3mm PSU/DSU/RSUs.
DISCOUNT TERMINAL MULTIPLE TO 2012 EARNINGS
RATE 10.0x 11.0x 12.0x 13.0x
PV of Dividend 11.0% $2,857 $2,857 $2,857 $2,857
PV of Terminal Value 6,881 7,569 8,258 8,946
Total $9,738 $10,426 $11,115 $11,803
Implied Price per Share $69.05 $73.69 $78.32 $82.95
Premium / (Discount) to Market 5.4% 12.5% 19.6% 26.6%
Implied Perpetuity Growth 4.0% 4.6% 5.1% 5.5%
PV of Dividend 12.0% $2,800 $2,800 $2,800 $2,800
PV of Terminal Value 6,609 7,270 7,931 8,592
Total $9,409 $10,070 $10,731 $11,392
Implied Price per Share $66.82 $71.29 $75.74 $80.18
Premium / (Discount) to Market 2.0% 8.8% 15.6% 22.4%
Implied Perpetuity Growth 4.9% 5.5% 6.0% 6.5%
PV of Dividend 13.0% $2,745 $2,745 $2,745 $2,745
PV of Terminal Value 6,350 6,985 7,620 8,255
Total $9,095 $9,730 $10,365 $11,000
Implied Price per Share $64.69 $68.99 $73.27 $77.55
Premium / (Discount) to Market (1.2%) 5.3% 11.9% 18.4%
Implied Perpetuity Growth 5.9% 6.5% 7.0% 7.4%
PV of Dividend 14.0% $2,691 $2,691 $2,691 $2,691
PV of Terminal Value 6,103 6,713 7,324 7,934
Total $8,795 $9,405 $10,015 $10,626
Implied Price per Share $62.65 $66.79 $70.92 $75.03
Premium / (Discount) to Market (4.3%) 2.0% 8.3% 14.5%
Implied Perpetuity Growth 6.8% 7.4% 7.9% 8.4%

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($ in millions, except per share amounts)
River DCF valuation –
Optimized Forecast
Note: Optimized Forecast from management as of 8/12/08.
Assumes 6/30/08 close; diluted share calculation based on 138.1mm common shares outstanding, 10.2mm options outstanding with weighted average exercise price of $51.35 and 0.3mm PSU/DSU/RSUs.
DISCOUNT TERMINAL MULTIPLE TO 2012 EARNINGS
RATE 10.0x 11.0x 12.0x 13.0x
PV of Dividend 11.0% $3,233 $3,233 $3,233 $3,233
PV of Terminal Value 7,651 8,416 9,181 9,946
Total $10,884 $11,649 $12,414 $13,179
Implied Price per Share $76.77 $81.91 $87.06 $92.21
Premium / (Discount) to Market 17.2% 25.1% 32.9% 40.8%
Implied Perpetuity Growth 2.7% 3.4% 4.0% 4.5%
PV of Dividend 12.0% $3,165 $3,165 $3,165 $3,165
PV of Terminal Value 7,348 8,083 8,818 9,552
Total $10,513 $11,247 $11,982 $12,717
Implied Price per Share $74.27 $79.21 $84.16 $89.10
Premium / (Discount) to Market 13.4% 20.9% 28.5% 36.0%
Implied Perpetuity Growth 3.7% 4.4% 5.0% 5.5%
PV of Dividend 13.0% $3,098 $3,098 $3,098 $3,098
PV of Terminal Value 7,060 7,766 8,472 9,178
Total $10,158 $10,864 $11,570 $12,276
Implied Price per Share $71.88 $76.64 $81.39 $86.14
Premium / (Discount) to Market 9.7% 17.0% 24.3% 31.5%
Implied Perpetuity Growth 4.6% 5.3% 5.9% 6.4%
PV of Dividend 14.0% $3,035 $3,035 $3,035 $3,035
PV of Terminal Value 6,785 7,464 8,143 8,821
Total $9,820 $10,499 $11,177 $11,856
Implied Price per Share $69.60 $74.17 $78.74 $83.31
Premium / (Discount) to Market 6.3% 13.2% 20.2% 27.2%
Implied Perpetuity Growth 5.5% 6.2% 6.8% 7.4%

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Selected transactions
Commercial bank transactions with deal value of $1B~$10B since 2003
($ in millions, except per share amount)
(1)
Annc. Deal Deal value per share / Core dep.
Acquiror Target Date Value LTM EPS FY1 EPS Book T. Book Premium
TD Commerce
10/02/07 $8,526 34.4x 20.0x 2.13x 2.24x 13.3%
Royal Bank of Canada Alabama National
09/05/07 1,670 19.6 19.8 1.89 3.02 25.4
Fifth Third Bancorp First Charter
08/15/07 1,089 22.6 21.5 2.41 2.97 26.9
People's United Chittenden
06/26/07 1,888 20.1 21.0 2.49 3.81 30.4
Wells Fargo Greater Bay
05/04/07 1,472 20.1 17.6 1.95 3.17 22.9
Huntington Bancshares Sky Financial
12/20/06 3,592 16.1 16.2 2.00 3.09 26.4
TD2
TD Banknorth
11/19/06 3,206 22.0 15.1 0.89 4.99 7.0
PNC Financial Mercantile Bankshares
10/08/06 6,027 20.3 19.9 2.48 3.74 42.4
BBVA Texas Regional Bancshares
06/12/06 2,165 26.5 22.5 3.25 4.84 43.2
TD Banknorth Hudson United
07/11/05 1,912 14.8 15.9 3.55 4.38 27.2
Zions Amegy Bancorp
07/05/05 1,709 22.6 21.6 2.68 3.74 24.1
Capital One Hibernia
03/07/05 5,350 17.7 16.3 2.64 3.26 24.9
TD3
Banknorth
08/25/04 3,694 18.2 17.2 2.41 4.77 12.3
SunTrust Banks National Commerce Finl
05/07/04 7,013 19.8 18.2 2.44 4.40 45.5
BNP Paribas Community First Bankshares
03/15/04 1,217 16.5 15.7 3.33 4.50 24.4
National City Provident Financial
02/16/04 2,097 18.5 18.6 2.21 2.45 22.1
BB&T First Virginia Banks
01/21/03 3,265 18.5 17.5 2.70 3.19 25.4
High 26.5x 22.5x 3.55x 4.99x 45.5%
Low 14.8 15.1 0.89 2.45 7.0
Mean 19.6 18.4 2.46 3.77 26.9
Median 19.7 17.9 2.46 3.74 25.4
Source: Company filings, Factset and SNL financial.
Note: Base Forecast from management as of 8/12/08.
(1) Excludes $7.50/share in excess capital as a result of bringing tangible common ratio down to 5.50% from current 7.22%. Implied share price adds back excess capital dollar for dollar.
(2) Tangible book value assumes a 5.5% target TCR.
Bank M&A activity has slowed significantly since the onset of the credit dislocation in the summer of 2007
(2)
River Implied
Metric Multiple Range Share Price
LTM EPS $3.70 16.0x
–
22.0x $59.20
–
$81.40
2008E EPS (Base and Optimized Forecast) $4.34 15.5x
–
21.0x $67.27
–
$91.14
Tangible Book Value per Share $24.00 3.5x
–
4.0x $91.49
–
$103.49
Core Deposit Premium 20.0%
–
30.0% $70.71
–
$93.15
Preliminary Reference Range $59.00 – $104.00

Confidential Project Rubicon 11 Appendix B Other financial considerations

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Research target prices
Source: ThomsonOne and Bloomberg.
Price Price target
Report at date of Price EPS EPS as of
Company date Recommendation report target FY 08E FY 09E 15/08/2008
Ladenburg Thalmann & Co. 08/14/08 Buy $65.46 $61.00 $4.14 $5.08 $63.00
BMO Capital Markets 08/14/08 Market Perform 65.46 40.00 3.90 4.30 40.00
Fox-Pitt Kelton 08/14/08 In Line 65.46 45.00 4.05 4.60 70.00
RBC Capital Markets 08/13/08 Sector Perform 65.50 50.00 4.07 4.75 67.00
JP Morgan 08/13/08 Neutral 65.50 NA 4.11 4.80 NA
Lehman Brothers 08/12/08 Overweight 58.18 60.00 4.06 4.65 60.00
Merrill Lynch 08/12/08 Underperform 58.18 34.00 - 35.00 3.08 3.30 NA
Credit Suisse 07/21/08 Underperform 48.81 40.00 4.00 4.40 NA
Morgan Stanley 07/21/08 Overweight 48.81 46.00 NA NA NA
High $65.50 $61.00 $4.14 $5.08 $70.00
Low 48.81 34.00 3.08 3.30 40.00
Mean 60.15 47.00 3.93 4.49 60.00
Median 65.46 45.50 4.06 4.63 63.00

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Analysis of potential synergies
Source: River management.
(1) Assumes incremental growth of commercial deposits of $2 billion based on
Mountain-NY client base, 50% in DDA, and 50% in Money Market with a rate advantage of 2.46% for DDA and 0.60% for Money Market deposits.
(2) Assumes incremental growth of $5 billion at average spreads of 1.75% less 0.90%
(first year only) for additional loan loss provisions.
(3) Based on a 50% increase in syndication fees achieved in 2007, assuming higher underwriting limits.
(4) Assumes 25% reduction of the Administrative and support costs (mainly salary and benefits costs) of River, and $5 million of facilities costs.
Note: Assumes a 12.5% discount rate; synergies are assumed to be phased-in 50% in ’09 and 100%
from ’10 onwards; U.S. corporate tax rate of 33% is applied to the synergies. Per share value based on
139.9 million diluted River shares outstanding.
Summary of annual synergies
DCF value of revenue and costs synergies per River share
DCF value of cost synergies per River share
Terminal Multiple on 2012 After Tax Earnings
10.0x 11.0x 12.0x 13.0x
1.0% $5.39 $5.77 $6.15 $6.53
2.0% 5.53 5.92 6.31 6.70
3.0% 5.67 6.07 6.48 6.88
4.0% 5.82 6.23 6.65 7.06
2010-
2012
Synergies
Growth
Rate
Terminal Multiple on 2012 After Tax Earnings
10.0x 11.0x 12.0x 13.0x
1.0% $2.26 $2.42 $2.58 $2.74
2.0% 2.32 2.49 2.65 2.81
3.0% 2.38 2.55 2.72 2.89
4.0% 2.44 2.62 2.79 2.96
2010-
2012
Synergies
Growth
Rate
Revenue Enhancements: ($ in millions)
Commercial deposit growth
with Mountain-NY client base
(1)
$20.0
Higher lending limits
(2)
42.0
Higher underwriting fees
(3)
14.0
Total $76.0
Cost Synergies:
Reduction in redundant administrative and
support functions, and related facilities
(4)
$55.0
Total $55.0
Total of Revenue Enhancements and
Annual Cost synergies (pre-tax): $131.0

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